SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                          Date of Report: May 21, 2004



                       EASTERN AMERICAN NATURAL GAS TRUST
           (Exact name of each Registrant as specified in its Charter)



     Delaware (State or other Jurisdiction of Incorporation or Organization)



                                     1-11748
                            (Commission File Number)



                                   36-7034603
                       (IRS employer identification no.)



                              The Bank of New York
                          c/o BNY Midwest Trust Company
                       2 North LaSalle Street, Suite 1020
                             Chicago, Illinois 60602



        Registrant's telephone number, including area code: 312-827-8553

ITEM 12. Results of Operations and Financial Condition.

     (a) On May 20, 2004, Eastern American Natural Gas Trust (the "Trust") issued a press release announcing the estimated distributable income for the quarter ended March 31, 2004 and the estimated cash distribution to be distributed on or before June 15, 2004 to holders of record as of the close of business on May 28, 2004. The text of the press release is included as Exhibit 99.1.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              EASTERN AMERICAN NATURAL GAS TRUST

                              By: The Bank of New York, not in its individual capacity, but solely as Trustee of the Eastern American Natural Gas Trust.


                              By:      /s/ Patrick Tadie
                                     --------------------------------
                                           Patrick Tadie
                                           Agent



Date:    May 21, 2004

Exhibit Index

Exhibit Number           Description
--------------           -----------

99.1                     Press Release of Eastern American Natural Gas Trust

EXHIBIT 99.1

                                  Press Release


Press Release

For More Information, Call: Cynthia Davis  (312) 827-8553
                               For Immediate Release
                                             5/20/04



         EASTERN AMERICAN NATURAL GAS TRUST DECLARES QUARTERLY DIVIDEND

     Charleston, West Virginia, May 20, 2004 -- EASTERN AMERICAN NATURAL GAS TRUST (NYSE-NGT) today announced that its estimated distributable income for the quarter ended March 31, 2004 is $.4257 per Depositary Unit. Based on the amount of distributable income for the quarter, the Trust anticipates that it will make a cash distribution on or before June 15, 2004 of $.4257 per Depositary Unit to holders of record as of the close of business on May 28, 2004.

     Eastern American Natural Gas Trust is a grantor trust, which presently holds net profit interests in approximately 650 producing gas wells located in West Virginia and Pennsylvania.


                                      # # #


     For further information, contact:
                 Cynthia Davis, (312) 827-8553
                 The Bank of New York, as Successor Trustee